UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LORILLARD, INC.

(Name of Registrant as Specified In Its Charter)

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FAQ for blu UK Employees

1.	What was announced today?

•	We announced that Lorillard, Inc. has entered into an agreement to combine with Reynolds American Inc. (“RAI”). In connection with the combination, Lorillard and RAI will also sell the Kool, Salem, Winston, Maverick® and blu eCigs® brands to Imperial Tobacco Group PLC, which will be combined with Imperial’s existing U.S. company, Commonwealth-Altadis, Inc., and their portfolio of products that includes USA Gold and Sonoma brands to form a new company.

•	In addition to the brands, Imperial will acquire certain assets currently owned by Lorillard including our headquarters, manufacturing and R&D facilities in Greensboro, North Carolina, as well as our facility in Danville, Virginia.

•	These transactions are a testament to your efforts and everything you have all done to make Lorillard the strong company it is today, and for that you should be proud.

2.	Why is RAI and Lorillard selling blu to Imperial?

•	Imperial will be able to build on Lorillard’s operations to drive growth.

•	Imperial is a UK-based tobacco company with an optimized portfolio of brands and a global footprint that is strengthening its position in the U. S., which it considers an important growth market.

•	Imperial will continue to drive growth in blu in the U.S. and the UK, and is expected to make significant investments to grow the blu brand globally.

3.	Who is Imperial?

•	Imperial is a UK-based tobacco company with an optimized portfolio of brands and a global footprint that is strengthening its position in the U. S., which it considers an important growth market.

•	Imperial has leading brands including USA Gold and Sonoma and is also a leader in the cigar industry with a strong portfolio of iconic U.S. and international brands such as Dutch Masters and Backwoods.

•	Imperial was founded in 1901 and trades on the London Stock Exchange under the ticker IMT. Imperial currently has around 35,000 employees and operates 46 manufacturing sites across the globe.

4.	Will this announcement have any impact on my job? What are the benefits of these transactions for employees?

•	While synergies – cost cutting – are sometimes an important element of these types of transactions, the transactions are designed to be accomplished with the least possible impact on jobs.

•	As in any transaction of this size, the integration process will take time. In the coming weeks, a transition-planning team will be established consisting of leaders from RAI, Lorillard and Imperial, who will work on how to best integrate the companies following close.

•	While it is difficult to predict any outcomes at this time, what I can tell you is that Imperial recognizes the strength of blu’s highly skilled workforce and its excellent trade relationships.

•	In terms of e-cigs, Imperial will use their existing development and technical expertise to improve the product offering and IP portfolio. They will be able to use their worldwide salesforce in order to more quickly globalize the blu franchise.

•	Imperial’s approach will be to combine the strengths of both businesses and to align operations and people behind their enhanced portfolio and growth plans.

•	We will work with Imperial to be open and transparent and to communicate more information to you as this process progresses.

5.	Will this announcement have an immediate effect on day-to-day operations at blu UK?

•	Until the transaction is completed, RAI, Lorillard and Imperial will remain separate companies and it will be business as usual for all of us.

•	We will rely on our employees to continue to remain focused on your day-to-day responsibilities, and on providing the same high quality products and service expected from blu.

6.	Will there be any changes to employee compensation, benefits and plans?

•	Until the transaction is completed, RAI, Lorillard and Imperial will remain separate companies and your compensation and benefits continue in the ordinary course.

•	Imperial recognizes the strength of blu’s highly skilled workforce in the UK and its excellent trade relationships.

•	Like Lorillard, Imperial offers marketplace competitive salary and benefits.

•	Notably, Imperial has committed to maintain current Lorillard and blu UK benefits and salaries for one year following the close of the transaction.

•	Of course, it is early in this process and more details with respect to future compensation and benefit matters will be determined and communicated to you as they are finalized.

7.	What if I end up losing my job from this transaction?

•	As we’ve said, the vast majority of employees will retain their jobs, either by joining RAI or Imperial.

•	For those of you who are not employed by either RAI or Imperial, rest assured that severance plans are included as part of the agreements.

•	We will communicate more information to you over time.

8.	What will happen to blu UK’s facilities?

•	As part of the transaction, Imperial is acquiring our blu UK facilities.

•	In addition, Imperial will acquire certain assets currently owned by Lorillard including our headquarters, manufacturing and R&D facilities in Greensboro, North Carolina, as well as our facility in Danville, Virginia.

•	In the coming weeks, we will establish a transition-planning team consisting of leaders from RAI, Lorillard and Imperial who will work on how to best integrate the companies following close.

9.	Will I be asked to relocate?

•	Until the transaction is completed, RAI, Lorillard and Imperial will remain separate companies and it will be business as usual for all of us.

•	In the coming weeks, a transition-planning team will be established consisting of leaders from RAI, Lorillard and Imperial who will work on how to best integrate the companies following close.

•	We will communicate more information to you as this process progresses.

10.	When will the transaction be completed?

•	The combination with RAI is contingent on shareholder approval by both RAI and Lorillard, regulatory approvals and other customary closing conditions.

•	The Imperial transaction is contingent on shareholder approval by Imperial, regulatory approvals and other customary closing conditions.

•	All of that work will take place over the coming months and we expect the transactions to close in the first half of 2015.

•	The RAI / Lorillard transaction and the Imperial transaction are scheduled to close substantially at the same time.

11.	What is the labor integration process? When will we begin integration?

•	Until the transaction is completed, RAI, Lorillard and Imperial will remain separate companies and it will be business as usual for all of us.

•	As in any transaction of this size, the integration process will take time.

•	In the coming weeks, a transition-planning team will be established consisting of leaders from RAI, Lorillard and Imperial, who will work on how to best integrate the companies following close.

•	We will communicate more information to you as this process progresses.

12.	How can I help?

•	The best way for you to help is to remain focused on your day-to-day responsibilities, and on providing the same high quality products and service expected from blu UK.

13.	What should I say if contacted by people outside of the company?

•	Please immediately forward any inquiries or requests for comments to Bob Bannon at +1(336) 335-7665.

14.	Who can I contact if I have more questions?

•	If you have any further questions, please feel free to reach out to your supervisor.

•	We will continue to communicate developments regarding the transactions with RAI and Imperial through meetings, letters and other communications.

•	Additionally, there is a website dedicated specifically to today’s announcement, www.reynoldsamericaninfo.com, which includes more information about the benefits of the transactions and customer information, which will be updated regularly throughout this process.

•	As we move through this process, we’ll continue to rely on you to focus on the work at hand, serving our customers and helping achieve our goals.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting for the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K and its Quarterly Report for the quarterly period ended March 31, 2014, which were filed with the Securities and Exchange Commission on February 21, 2014 and April 24, 2014, respectively, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the joint proxy statement of Reynolds American and Lorillard that also constitutes a prospectus of Reynolds American. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents filed by Lorillard with the SEC by contacting Robert Bannon, CFA Director, Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that will be described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the joint proxy statement/prospectus when filed with the SEC.